                                                                    EXHIBIT 10.7

                        COLLABORATIVE RESEARCH AGREEMENT *

          THIS COLLABORATIVE RESEARCH AGREEMENT is made as of the 23rd day of July 1996, between BOEHRINGER INGELHEIM PHARMACEUTICALS, INC., a Delaware corporation having offices at 900 Ridgebury Road, Ridgefield, Connecticut 06877 ( "BI") and VIROPHARMA, INC., a Delaware corporation having offices at 76 Great Valley Parkway, Malvern, Pennsylvania 19355 ("VP").

                                   Background
                                   ----------

          Boehringer Ingelheim Pharmaceuticals Inc. possesses, directly and indirectly, through its affiliates, know-how, technology and compounds useful in pharmaceutical drug discovery, development and marketing. VP possesses know-how, technology and compounds useful in anti-viral drug discovery and development.

          BI desires to have an exclusive collaborative research relationship with VP to discover, optimize and develop compounds that inhibit hepatitis C virus helicase activity, and the option to negotiate for future hepatitis C virus targets developed by VP, and VP desires to have a collaborative research relationship with BI to discover, optimize and develop compounds that selectively inhibit hepatitis C virus helicase activity.

          It is the parties' intention that BI or VP, as appropriate, receive exclusive rights to commercialize products deriving from know-how and technology. VP desires and is free to grant, and BI desires and is free to acquire, certain rights and a license with respect to such know-how, technology and compounds of VP. If BI decides and is free to abandon the project as described herein, BI is willing to grant, and VP desires to acquire, certain rights and a license with respect to such know-how and compounds possessed by BI.

          NOW, THEREFORE, in consideration of the covenants and obligations expressed herein, and intending to be legally bound, the parties agree as follows:

                                     Terms
                                     -----

1.        DEFINITIONS
          -----------

          1.1 "AFFILIATES" shall mean any corporation, firm, partnership or other entity, which directly or indirectly owns, is owned by or is under common ownership with a party to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having, the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party.

          1.2 "BANKRUPTCY EVENT" shall mean a party to this Agreement becomes insolvent, or voluntary or involuntary proceedings by or against such party are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter.

Confidential

* Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933. Such portions are marked by "X" or the word "Redacted".

          1.3 "BI KNOW-HOW" shall mean all present and future technical information and KNOW-HOW owned by or under the control of BI which relates to any ACTIVE COMPOUND and/or DISCOVERY and shall include, without limitation, all biological, chemical, pharmacological, toxicological, clinical, assay, control and manufacturing data and any other information relating to any ACTIVE COMPOUND or DISCOVERY, or useful for the DEVELOPMENT and commercialization of any ACTIVE COMPOUND.

          1.4 "COMPOUND(S)" shall mean any chemical entities existing in COMPOUND LIBRARIES of either party or created or identified pursuant to the DISCOVERY. COMPOUNDS shall be treated as follows during the course of DISCOVERY:

          (a) COMPOUNDS from VP and BI COMPOUND LIBRARIES (as defined in Section 1.4.2) will be assessed in the PRIMARY SCREENING (as defined in
          Section 1.12).

          (b) Those COMPOUNDS found to inhibit hepatitis C virus helicase activity in the PRIMARY SCREENING shall be referred to as ACTIVE COMPOUNDS ( as defined in Section 1.4.1).

          (c) ACTIVE COMPOUNDS will be assessed for potency and selectivity in SECONDARY ASSAYS (as defined in Section 1.15).

          (d) Some ACTIVE COMPOUNDS will be modified chemically to improve their potency and selectivity and will be referred to as OPTIMIZED COMPOUNDS (as defined in Section 1.4.4).

          (e) ACTIVE COMPOUNDS with properties deemed acceptable to the STEERING COMMITTEE (as defined in Section 1.16), whether or not the ACTIVE COMPOUNDS have been OPTIMIZED, may be presented to the IRDC (as defined in 1.9) for consideration to be promoted to the status of DEVELOPMENT CANDIDATE (as defined in Section 1.4.3). Any ACTIVE COMPOUND selected by the IRDC for promotion shall be referred to as a DEVELOPMENT CANDIDATE.

          (f) When a DEVELOPMENT CANDIDATE is chosen by the IRDC, it will be designated an "A" COMPOUND (as defined in Section 1.4.3.1), a "B" COMPOUND (as defined in Section 1.4.3.2) or a "C" COMPOUND (as defined in Section 1.4.3.3) for the purpose of determining milestone and royalty payments due on NET SALES of PRODUCT (as defined in Section 1.13) deriving from the DEVELOPMENT CANDIDATE.

              1.4.1 "ACTIVE COMPOUND(S)" shall mean any COMPOUND(S) discovered pursuant to the DISCOVERY which inhibits hepatitis C virus helicase activity.

              1.4.2 "COMPOUND LIBRARIES" shall mean a collection of chemical entities existing in repositories at BI or at VP, or AFFILIATES which are authorized by a party to be used hereunder.

              1.4.3 "DEVELOPMENT CANDIDATE" shall mean any ACTIVE COMPOUND or OPTIMIZED COMPOUND selected for promotion to DEVELOPMENT status by the IRDC.

Confidential                                                                   2

                1.4.3.1 "A" COMPOUND shall mean a DEVELOPMENT CANDIDATE arising from BI compound libraries that existed in those libraries on the EFFECTIVE DATE of this Agreement not having required COMPOUND OPTIMIZATION from the form in which it existed prior to the EFFECTIVE DATE to become a DEVELOPMENT CANDIDATE.

                1.4.3.2 "B" COMPOUND shall mean a DEVELOPMENT CANDIDATE arising from compound libraries of either party and having undergone COMPOUND OPTIMIZATION from the form in which it existed in the library to become a DEVELOPMENT CANDIDATE.

                1.4.3.3 "C "COMPOUND shall mean a DEVELOPMENT CANDIDATE arising from VP COMPOUND LIBRARIES that existed in those LIBRARIES on the EFFECTIVE DATE of this Agreement and not having required COMPOUND OPTIMIZATION from the form in which it existed prior to the EFFECTIVE DATE to become a DEVELOPMENT CANDIDATE.

        1.4.4 "COMPOUND OPTIMIZATION" shall mean chemical modification of ACTIVE COMPOUNDS to increase the potency and selectivity or otherwise make ACTIVE COMPOUNDS more desirable for use in the FIELD. A COMPOUND which has undergone COMPOUND OPTIMIZATION shall be referred to as an OPTIMIZED COMPOUND.

   1.5 "DEVELOPMENT" shall mean development of manufacturing process, preclinical development and clinical trials required to commercialize a DEVELOPMENT CANDIDATE in the TERRITORY in the FIELD.

   1.6 "DISCOVERY" shall mean the performance of assays to determine the potency and selectivity of ACTIVE COMPOUNDS in the FIELD. DISCOVERY shall include PRIMARY SCREENING, SECONDARY ASSAYS, and COMPOUND OPTIMIZATION in the FIELD.

   1.7 "EFFECTIVE DATE" shall mean the date as of which this Agreement is effective and shall be the date first written above.

   1.8 "FIELD" shall mean the treatment, prophylaxis or palliation of hepatitis C virus infection by administration of an ACTIVE or OPTIMIZED COMPOUND. The FIELD shall not include treatment, prophylaxis or palliation of hepatitis C virus infection by administration of an inhibitor optimized for hepatitis C virus protease activity.

        1.9 "IRDC" shall mean BI's senior management committee charged with the responsibility of evaluating ACTIVE COMPOUNDS, making recommendations to the STEERING COMMITTEE regarding requirements for COMPOUND OPTIMIZATION, and selecting DEVELOPMENT CANDIDATES consistent with criteria used for other DEVELOPMENT CANDIDATES chosen by BI in the FIELD.

   1.10 "NET SALES" shall mean the total of the gross receipts from sales of PRODUCTS by BI or VP and their respective AFFILIATES and permitted sublicensees less a deduction of [xxx]to cover the items listed below or the deductions actually taken/made by BI or VP and their respective AFFILIATES and permitted sublicensees on such sales for all: (i) transportation charges; (ii) sales and excise taxes and duties, together with any other governmental charges or taxes imposed upon the production, importation, use or sale of such PRODUCTS; (iii) trade, quantity, and cash discounts; (iv) allowances or credits on account of returned or rejected PRODUCTS; and (v) charge back payments and/or rebates to managed health care organizations or federal, state and local governments, their agencies, purchasers and reimbursers including reimbursement to social security organizations in reasonable amounts consistent with BI's or VP's

Confidential                                                                   3
historical practice and industry custom. Sales or transfers between or among a party to this Agreement and its AFFILIATES or sublicensees shall be excluded from the computation of NET SALES except where such AFFILIATES or sublicensees are end users, but NET SALES shall include the subsequent final sales to third parties by such AFFILIATES and sublicensees. If BI sells Product to recognized agents, and such agents are not AFFILIATEs, but are used as sole distributors of PRODUCT in countries where BI is not represented by its own AFFILIATES, NET SALES shall include the gross receipts from sales of PRODUCT by BI to such agents without deduction.

     1.11 "PATENTS" shall mean all PATENTS and PATENT applications which are or become owned by either party, or to which either party otherwise has, now or in the future, the right to grant licenses, which generically or specifically claim any ACTIVE COMPOUND, a process for manufacturing any ACTIVE COMPOUND, an intermediate used in such process or a use of any ACTIVE COMPOUND. Included within the definition of PATENTS are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions thereof. Also included within the definition of PATENTS are any PATENTS or PATENT applications which generally or specifically claim any improvements on any ACTIVE COMPOUND, or intermediates or manufacturing processes required or useful for production of any ACTIVE COMPOUND, or for conducting DISCOVERY or DEVELOPMENT of ACTIVE COMPOUNDS, which are owned by either party or to which either party otherwise has the right to grant licenses, now or in the future, during the term of this Agreement.

     1.12 "PRIMARY SCREENING" shall mean assessment of BI and VP COMPOUNDS in the high-throughput assay for inhibition of hepatitis C virus helicase activity.

     1.13 "PRODUCT" shall mean any pharmaceutical compositions for human therapeutic, prophylactic or palliative use in the FIELD derived or based upon a DEVELOPMENT CANDIDATE and/or claimed by a PATENT.

     1.14 "ROYALTY PERIOD" shall mean, with respect to a PRODUCT, the period beginning on the date on which BI or its AFFILIATE, if it is obligated to pay royalties, or VP or its AFFILIATE if it is obligated to pay royalties, first sells or otherwise commercially exploits such PRODUCT and ending, on a country by country basis consistent with the laws of the jurisdiction, on the date the last issued PATENT claiming PRODUCT as a composition of matter or the use for which PRODUCT is being sold, if any, expires. If no PATENT is issued in any country in which PRODUCT is sold or otherwise exploited, the ROYALTY PERIOD for such country shall extend for 12 years from the first sales or exploitation of PRODUCT.

     1.15 "SECONDARY ASSAYS" shall mean the assays developed by VP to determine the potency and selectivity of ACTIVE COMPOUNDS identified as active in PRIMARY SCREENING assays. The assays constituting the "SECONDARY ASSAYS" shall be those listed in Appendix II.

     1.16 "STEERING COMMITTEE" shall mean a committee containing senior research members from both parties which the parties shall form and convene, promptly after the EFFECTIVE DATE, to facilitate the DISCOVERY. The responsibilities of the STEERING COMMITTEE are set forth in Section 3.1.

     1.17 "TERM" or "TERM OF AGREEMENT" shall mean the period commencing on the EFFECTIVE DATE and ending on the second year anniversary thereof, unless earlier terminated hereunder.

     1.18 "TERRITORY" shall mean all the countries and territories in the world .

     1.19 "THIRD PARTY(TIES)" shall mean any party other than a party to this Agreement or an AFFILIATE of VP or BI.

     1.20 "VP KNOW-HOW" shall mean all present and future technical information and know-how owned by or under the control of VP which relates to any ACTIVE COMPOUND and/or DISCOVERY and shall include, without limitation all biological and chemical data and any other information relating to any COMPOUND or DISCOVERY, or useful for the DEVELOPMENT and commercialization of any ACTIVE COMPOUND.

2.   CONSIDERATION.
     --------------

     2.1   Payment on Execution. Within 30 days of EFFECTIVE DATE, BI shall make
           ---------------------
the following payment to VP:

           2.1.1 In partial consideration of access to VP's hepatitis C virus helicase technology and inhibitor compounds, BI shall pay VP a nonrefundable and noncreditable payment of $1,000,000.

     2.2   Loan.  BI shall grant VP a loan of $1,000,000 as an advance of the
           -----
milestone payment required by Section 2.3.3, which amount plus interest will be credited or repaid in accordance with Sections 2.2.3 and 2.3.3.

           2.2.1  Loan Activation. VP shall be able to activate the loan
                  ----------------
commencing on January 1, 1997 and ending on December 31, 1997. VP shall give BI two (2) weeks written notice prior to activation of the loan.

           2.2.2  Security of the Loan. The loan shall be secured by equity in
                  ---------------------
VP of value equal to the total value of the loan plus accrued interest for a three (3) year period. The value of the equity shall be equal to the average price of stock during the thirty (30) days preceding the activation of the loan if the stock is publicly traded. If the stock is not publicly traded the value of the equity shall be preferred stock valued at the last round of financing. The preferred stock shall convert to common stock at the same conversion rate as the last round of financing.

           2.2.3  Interest on the Loan. The interest rate on the loan shall be
                  ---------------------
established at the U.S. prime rate on the date of activation of the loan. The interest shall be fixed at such rate and accrued on the outstanding balance until the balance of the loan is credited pursuant to Section 2.2.4 or repaid

           2.2.4  Payment of Loan. VP may repay the outstanding balance of the
                  ----------------
loan plus all accrued interest at any time without penalty but in no event later than the second anniversary of the effective date of termination of this Agreement. If VP achieves the milestone set forth in Section 2.3.3, then the [xxxxxxxxxx] payment payable under Section 2.3.3 shall be credited against the outstanding balance of the loan and any balance shall be paid to VP. Accrued interest will be paid to BI in cash or credited at the time the loan is repaid.

     2.3   Milestone Payments. BI will make milestone payments to VP as follows:
           -------------------

           2.3.1 In respect of the transfer to BI by VP during the first year of the term of this Agreement of the items listed in Appendix I, BI shall pay to VP a nonrefundable and noncreditable payment of [xxxxxxxx],payable [xxxxxxx] the later of (i) the completion of transfer of the PRIMARY SCREENING assay or
(ii) the six month anniversary of the EFFECTIVE DATE and [xxxxxxxx] on the later of (i) completion of transfer of items listed in Part B of Appendix I or (ii) the first anniversary of the EFFECTIVE DATE.

           2.3.2 In respect of the transfer to BI during the second year of the term of this Agreement by VP of the Items listed in Part C of Appendix I, BI shall pay to VP a nonrefundable and noncreditable payment of [xxxxxxxxxx] payable [xxxxxxx] on the later of (i) the transfer of Items 1 and 2 of Appendix I, Part C or (ii) the eighteen month anniversary of the EFFECTIVE DATE and [xxxxxxxx] on the later of (i) completion of transfer of Items listed in Part C of Appendix I or (ii) the second year anniversary of the EFFECTIVE DATE.

           2.3.3 Upon selection by the IRDC of the first DEVELOPMENT CANDIDATE, BI shall make a one-time payment to VP of [xxxxxxxxx] by (i) first crediting such amount against the outstanding balance of the loan pursuant to Section 2.2 and (ii) paying the balance to VP.

           2.3.4 If the first DEVELOPMENT CANDIDATE is a B COMPOUND which is first synthesized during the period ("First Period") commencing on the EFFECTIVE DATE and ending one year thereafter, BI will pay to VP nonrefundable milestone payments aggregating [xxxxxxxxxx] to be [xxxx] creditable against royalties payable under Section 2.4 at the rate of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] of earned royalties in any given year, payable as follows:

                  2.3.4.1 [xxxxxxx] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.4.2 [xxxxxxxxxx] upon the completion of Phase II or equivalent studies and BI making the decision to continue DEVELOPMENT; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.4.3 [xxxxxxxxx] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.4.4 [xxxxxxxxxx] upon first regulatory approval in any jurisdiction.

           2.3.5 If such DEVELOPMENT CANDIDATE is a B COMPOUND which is first synthesized during the period commencing on the date ending the First Period described in Section 2.3.4 and ending on the first year anniversary thereof, BI will pay to VP nonrefundable milestone payments aggregating [xxxxxxxxx], to be [xxx] creditable against royalties payable under Section 2.4 credited at the rate of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] of earned royalties, payable as follows:

                  2.3.5.1 [xxxxxxx] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.5.2 [xxxxxxxxxx]upon the completion of Phase II or equivalent studies and BI making the decision to continue DEVELOPMENT; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.5.3 [xxxxxxxxxx] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.5.4 [xxxxxxxxx]upon first regulatory approval in any jurisdiction.

           2.3.6 If such DEVELOPMENT CANDIDATE is a B COMPOUND and is first synthesized during the period commencing 1 year after the date ending the First Period described in Section 2.3.4 and ending on the first year anniversary thereof, BI will pay to VP nonrefundable milestone payments aggregating [XXXXXXXXX], to be [XXXX] creditable against royalties payable under Section 2.4 at the rate of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX] of earned royalties in any given year, payable as follows:

                  2.3.6.1 [XXXXXXX] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.6.2 [xxxxxxxxxxxxx] upon the completion of Phase II or equivalent studies and BI making the decision to continue DEVELOPMENT; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.6.3 [xxxxxxxxx] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.6.4 [xxxxxxxxx] upon first regulatory approval in any jurisdiction.

           2.3.7 If BI, at any time during the 5 year period following the period of Section 2.3.6, first synthesizes a DEVELOPMENT CANDIDATE which is a B COMPOUND discovered using assays developed by VP, BI will pay nonrefundable milestone payments aggregating [xxxxxxxxx], to be [XXXX] creditable against royalties payable under Section 2.4 at the rate of [XXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXX] of earned royalties in any given year, payable as follows:

                  2.3.7.1 [XXXXXXXX] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.7.2 [XXXXXXXXXX] upon the completion of Phase II or equivalent studies and BI making the decision to continue DEVELOPMENT; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.7.3 [XXXXXXXXX] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.7.4  [XXXXXXXXXX] upon first regulatory approval.

           2.3.8 If BI, at any time during the 5 year period following the period of Section 2.3.7, first synthesizes a DEVELOPMENT CANDIDATE which is a B COMPOUND discovered using assays developed by VP, BI will pay nonrefundable milestone payments aggregating [XXXXXXXXX], to be [XXX] creditable against royalties payable under Section 2.4 at the rate of [XXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXX] of earned royalties in any given year, payable as follows:

                  2.3.8.1 [XXXXXXX] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

Confidential                                                                   7

                  2.3.8.2 [XXXXXXX] upon the completion of Phase II or equivalent studies and BI making the decision to continue development; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.8.3 [XXXXXXX] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.8.4  [XXXXXXXX] upon first regulatory approval.

           2.3.9 If the IRDC, at any time during the TERM OF AGREEMENT, first chooses a DEVELOPMENT CANDIDATE which is a C COMPOUND, BI will pay to VP nonrefundable milestone payments aggregating [XXXXXXXXXX], to be [XXXX] creditable against royalties payable under Section 2.4 at the rate of [XXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXX] of earned royalties in any given year, payable as follows:

                  2.3.9.1 [XXXXXXX] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.9.2 [XXXXXXXXXX] upon the completion of Phase II or equivalent studies and BI making the decision to continue development; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.9.3 [XXXXXXXXXX] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.9.4 [XXXXXXXXXX] upon first regulatory approval in any jurisdiction.

           2.3.10 If the IRDC, at any time during the first 5 year period commencing upon termination of this Agreement, first chooses a DEVELOPMENT CANDIDATE which is a C COMPOUND, BI will pay to VP nonrefundable milestone payments aggregating [XXXXXXXXXXX], to be [XXXX] creditable against royalties payable under Section 2.4 at the rate of [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXX] of earned royalties in any given year, payable as follows:

                  2.3.10.1 [XXXXXXXX] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                  2.3.10.2 [XXXXXXXXXX] upon the completion of Phase II or equivalent studies and BI making the decision to continue development; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                  2.3.10.3 [XXXXXXXXXX] upon the first submission of an application for regulatory approval in any jurisdiction.

                  2.3.10.4 [XXXXXXXXXX] upon first regulatory approval in any jurisdiction.


Confidential                                                                   8

           2.3.11 If the IRDC, at any time during the 5 year period following the five year period specified in 2.3.10, first chooses a DEVELOPMENT CANDIDATE which is a C COMPOUND, BI will pay to VP nonrefundable milestone payments aggregating [xxxxxxxx], to be [xx] creditable against royalties payable under
Section 2.4 at the rate of [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx] of earned royalties in any given year, payable as follows:

                   2.3.11.1 [xxxxxx] upon the filing of an Investigational New Drug application ("IND") on such DEVELOPMENT CANDIDATE or equivalent with the United States Food and Drug Administration ("FDA") or its equivalent in another jurisdiction.

                   2.3.11.2 [xxxxxxxx] upon the completion of Phase II or equivalent studies and BI making the decision to continue DEVELOPMENT; provided that if BI has not given notice to VP reasonably promptly after such completion of its decision not to continue DEVELOPMENT, BI shall be deemed to have decided to continue DEVELOPMENT.

                   2.3.11.3 [xxxxxxxx] upon the first submission of an application for regulatory approval in any jurisdiction.

                   2.3.11.4 [xxxxxxxx] upon first regulatory approval in any jurisdiction.

           2.3.12 No milestone payments shall be due for DEVELOPMENT CANDIDATES which are A COMPOUNDS, except the payments set forth in Sections 2.3.1, 2.3.2 and 2.3.3 which shall be paid in the amounts indicated.

           2.3.13 If a DEVELOPMENT CANDIDATE replaces another DEVELOPMENT CANDIDATE before such DEVELOPMENT CANDIDATE reaches the market, the replacement DEVELOPMENT CANDIDATE should, for the purpose of milestones, enter at the stage of the next payable milestone according to the replacement DEVELOPMENT CANDIDATE's status as an A, B or C COMPOUND, i.e. if the replacement DEVELOPMENT CANDIDATE is a B COMPOUND, the milestones are paid according to the B COMPOUND payment schedule. BI shall only be obligated to make only one set of milestone payments and only for the first DEVELOPMENT CANDIDATE that reaches regulatory approval.

     2.4   Royalties to VP. During the ROYALTY PERIOD, BI shall pay royalties to
           ---------------
VP on NET SALES of PRODUCT in the TERRITORY in accordance with this Section 2.4.

           2.4.1 With respect to PRODUCT derived from a DEVELOPMENT CANDIDATE which is an A COMPOUND, BI will pay royalties at the rate of [x] of NET SALES.

           2.4.2 With respect to PRODUCT derived from a DEVELOPMENT CANDIDATE which is a B COMPOUND, BI will pay royalties at the following rates:

                   2.4.2.1 [x] of NET SALES if a milestone payment is payable subject to Section 2.3.4.

                   2.4.2.2 [x] of NET SALES if a milestone payment is payable subject to Section 2.3.5.

                   2.4.2.3 [x] of NET SALES if a milestone payment is payable subject to Section 2.3.6, 2.3.7 or 2.3.8.

Confidential                                                                   9

           2.4.3 With respect to PRODUCT derived from a DEVELOPMENT CANDIDATE which is a C COMPOUND, BI will pay royalties at the rate of [x] of NET SALES subject to Section 2.3.9, 2.3.10 or 2.3.11.

      2.5 Royalties to BI. During the ROYALTY PERIOD, VP will pay royalties to BI on NET SALES of PRODUCT in the TERRITORY derived from DEVELOPMENT CANDIDATES developed by VP under Section 6.5.

           2.5.1 With respect to PRODUCT derived from DEVELOPMENT CANDIDATES which are A COMPOUNDS, VP will pay to BI royalties on NET SALES of [x].

           2.5.2 With respect to PRODUCT derived from DEVELOPMENT CANDIDATES which are B COMPOUNDS, VP will pay to BI royalties on NET SALES of [x].

           2.5.3 With respect to PRODUCT derived from DEVELOPMENT CANDIDATES which are C COMPOUNDS, VP will pay to BI royalties on NET SALES of [x].

      2.6 Adjustment of Royalties. In TERRITORIES in which there is no PATENT protection for PRODUCT, royalties owed by the royalty paying party shall be adjusted to accommodate reduced sales caused by sales of competing product in such TERRITORIES during the ROYALTY PERIOD. For every [x] reduction in NET SALES in such TERRITORIES, the royalty on such NET SALES shall likewise be reduced by [x] of royalties due, not to exceed a total reduction of [x].

       2.7 Sublicense Royalties. If either party sublicenses its rights or license hereunder to a THIRD PARTY, the licensing party will pay to the other party [x] of all cash and non-cash considerations in kind received from such THIRD PARTY. Considerations shall not include cost reimbursement for services rendered or reagents and technology supplied.

       2.8 License from THIRD PARTY. In the event BI is required, either by the final judgment of a court or other governmental authority, or in settlement of an infringement dispute with a THIRD PARTY, to license any intellectual property rights owned or controlled by a THIRD PARTY in order to practice VP's PATENTS or KNOW-HOW rights granted to BI by VP, then BI shall be entitled to credit any amounts payable to such THIRD PARTY as a result of such license, against any earned royalties that may be due by BI to VP at the rate of (a) [xx] of the amount payable by BI if the THIRD PARTY'S rights are the result of a contractual relationship between VP and such THIRD PARTY, or (b) [x] of such amounts if the THIRD PARTY'S rights are derived from any other source. In the event that VP is required, either by the final judgment of a court or other governmental authority, or in settlement of an infringement dispute with a THIRD PARTY, to license any intellectual property rights owned or controlled by a THIRD PARTY in order to practice BI's PATENTS or KNOW-HOW rights granted to VP by BI, then the VP shall be entitled to credit any amounts payable to such THIRD PARTY as a result of such license, against any earned royalties that may be due by VP to BI at the rate of (a) [xx] of the amount payable by VP if the THIRD PARTY'S rights are the result of a contractual relationship between BI and such THIRD PARTY, or
(b) [x] of such amounts if the THIRD PARTY'S rights are derived from any other source.

Confidential                                                                  10

3.   DISCOVERY. The parties will carry out DISCOVERY in accordance with this
     ----------
Section 3.

     3.1  STEERING COMMITTEE.
          -------------------

                                3.1.1 Role of Committee. DISCOVERY shall be
                                      ------------------
coordinated by the STEERING COMMITTEE which shall, in good faith, (i) determine the overall strategy for the DISCOVERY, (ii) coordinate the parties' activities hereunder (iii) approve plans for the DISCOVERY, (iv) inform the IRDC on a regular basis of ACTIVE COMPOUNDS undergoing COMPOUND OPTIMIZATION and (v) recommend to the IRDC for promotion to DEVELOPMENT CANDIDATE status ACTIVE COMPOUNDS that have acceptable properties .

          3.1.2 Conflict Resolution. In the event of a lack of agreement between
                --------------------
the parties, members of the STEERING COMMITTEE will negotiate in good faith to come to a mutually agreeable resolution that will be in the best interest of expediting the hepatitis C virus helicase drug discovery effort. If mutual agreement between the parties cannot be achieved within 30 days, each party will choose another member of its senior management to take over the negotiations. If senior management cannot resolve the conflict within 30 days, the matter may be submitted by either party to arbitration in accordance with Section 18.

     3.2  Responsible Scientists. The principal scientists who will be
          -----------------------
responsible for carrying out of the respective responsibilities of each party are, for BI: Drs. Paul Anderson and Michael Cordingley, and for VP: Drs. Marc Collett and Guy Diana, or such other persons as the parties may designate. Should any member be replaced on the STEERING COMMITTEE for any reason, replacements shall have equivalent levels of expertise as those members being replaced. All research information, VP KNOW-HOW and BI KNOW-HOW, disclosed pursuant to this Agreement, and all other communications concerning the DISCOVERY, shall be directed to the principal scientists to the extent reasonably practical.

     3.3 During the term of this Agreement, no party shall enter into any agreement related to DISCOVERY in the FIELD with any THIRD PARTY without the prior written consent of the other party.

     3.4  Responsibilities. Subject to the terms and conditions of this
          -----------------
Agreement, the parties will carry out their respective roles as they are defined in the Research Plan, attached as Appendix III, which shall be revised on an annual basis. Both parties shall use all reasonable efforts to complete DISCOVERY. The primary responsibilities of each party in the conduct of the DISCOVERY are substantially as set forth in Appendices I and III.

4.   NEW HEPATITIS C VIRUS TARGETS.
     ------------------------------

     4.1  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

     4.2  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

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

     4.3  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

     4.4  [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]

5.   CONDUCT OF THE DISCOVERY:
     -------------------------

     5.1 VP shall transfer to BI PRIMARY SCREENING technology immediately upon signing of this Agreement and shall provide necessary reagents and assist BI in establishing the high-throughput PRIMARY SCREENING assay at BI.

     5.2 VP shall transfer SECONDARY ASSAY technology and reagents to BI and shall perform SECONDARY ASSAYS on ACTIVE COMPOUNDS selected in PRIMARY SCREENING of the BI chemical compound LIBRARY. VP shall transfer SECONDARY ASSAYS to BI according to the schedule outlined in Appendix I.

     5.3 VP shall reveal to BI structures of all ACTIVE COMPOUNDS discovered and optimized by VP to inhibit hepatitis C virus helicase activity in both PRIMARY SCREENING and SECONDARY ASSAYS performed by VP.

      5.4 BI and VP shall perform COMPOUND OPTIMIZATION on ACTIVE COMPOUNDS chosen by the STEERING COMMITTEE for COMPOUND OPTIMIZATION regardless of the origin of the ACTIVE COMPOUND. BI and VP shall provide data from all COMPOUND OPTIMIZATION in the FIELD to the STEERING COMMITTEE.

6.   DEVELOPMENT CANDIDATES AND DEVELOPMENT.
     ---------------------------------------

     6.1 The STEERING COMMITTEE shall review data on all ACTIVE COMPOUNDS and shall recommend to the IRDC ACTIVE COMPOUNDS for consideration as DEVELOPMENT CANDIDATES.

     6.2 In choosing a DEVELOPMENT CANDIDATE, the IRDC shall use the same procedures, standards and criteria for selection as it uses for the evaluation of other compounds or products in the ordinary operation of BI's business, and as are reasonable and ordinary in the industry. If BI chooses to promote an ACTIVE COMPOUND to DEVELOPMENT CANDIDATE status, BI shall have full control and authority over DEVELOPMENT, registration and commercialization of DEVELOPMENT CANDIDATE in the TERRITORY. BI will exercise reasonable efforts and diligence in developing and commercializing such DEVELOPMENT CANDIDATE, and in undertaking investigations and actions required to obtain appropriate governmental approvals to market such DEVELOPMENT CANDIDATE for such countries judged

Confidential                                                                  12
by BI to hold commercial potential in the TERRITORY. All such activity shall be undertaken at BI's expense.

        6.3 BI shall keep VP reasonably informed, on at least a semi-annual basis, of the progress of BI's efforts to develop and commercialize DEVELOPMENT CANDIDATES. If, during the course of DEVELOPMENT, registration and commercialization of DEVELOPMENT CANDIDATES, BI, for any reason whatsoever, ceases to continuously and diligently pursue, or chooses to halt the DEVELOPMENT, registration or commercialization of the DEVELOPMENT CANDIDATE, it shall promptly inform VP.

        6.4 BI shall have the right to use the assays and reagents supplied to it by VP for research purposes. This right will continue if this Agreement terminates after its initial term of two years, or any one year extensions thereof. The right to use these assays and reagents will be subject to the provisions of Section 2 when the use is within the FIELD. If VP should desire to have exclusive rights to use any proprietary assay or reagent developed hereunder during the TERM OF AGREEMENT or in any one year extension thereof by VP in the FIELD for any reason whatsoever, BI will confer with VP about the possibility of VP obtaining such exclusive rights.

        6.5 If BI ceases DISCOVERY and DEVELOPMENT of all DEVELOPMENT CANDIDATES for any reason whatsoever, BI shall promptly inform VP, and VP shall at its own expense or in partnership with a THIRD PARTY, have exclusive rights to complete the DEVELOPMENT, registration and commercialization of the DEVELOPMENT CANDIDATE in the FIELD in the TERRITORY subject to the provisions of
Section 2. The parties shall negotiate in good faith the amount and payment schedule of compensation, if any, due BI to reimburse its DEVELOPMENT costs. If the parties fail to reach agreement, the parties will jointly license the DEVELOPMENT CANDIDATE to a THIRD PARTY, with each party sharing equally in any proceeds after BI has reimbursed its DEVELOPMENT costs.

7.      EXCHANGE OF INFORMATION AND CONFIDENTIALITY.
        --------------------------------------------

        7.1 This Agreement contemplates the exchange of certain confidential and proprietary information in the FIELD (the "Confidential Information") by one party (the "Disclosing Party") to the other party (the "Receiving Party") during the term of Agreement and the development of certain confidential and proprietary information in the FIELD in the course of the collaboration by the parties hereunder (the "Research Information") (the Confidential Information and the Research Information are collectively referred to hereinafter as the "Information"). With respect to the Confidential Information of the Disclosing Party, the Receiving Party, and with respect to the Research Information, each party, shall:

             7.1.1 use the respective Information only for the purpose of performing its duties or exercising its rights subject to the terms and conditions of this Agreement;

             7.1.2 safeguard the respective Information against disclosure to others with the same degree of care as it exercises with its own data of a similar nature; and

             7.1.3 not disclose the respective Information to others (except to its employees, agents, consultants, sublicensees, distributors or investors and potential investors who are bound to the Receiving Party by a like obligation of confidentiality and restriction on use) without the express written consent of the other party.

        7.2 The obligations of Section 7.1 shall not apply to that Confidential Information of the Disclosing Party which:

Confidential                                                                  13

                7.2.1 the Receiving Party can demonstrate by written records was previously know to it;

                7.2.2 is now, or in the future becomes, public knowledge other than through the acts or omissions of the Receiving Party;

                7.2.3 is lawfully obtained by the Receiving Party from sources independent of the Disclosing Party;

                7.2.4 the Receiving Party can demonstrate was independently developed by employees of the Receiving Party having no knowledge of such Confidential Information; or

                7.2.5 the Receiving Party is required to disclose by law or pursuant to the direction of a court or government agency;

                7.2.6 the Receiving Party is required to disclose to bankers and other business associates if such persons have agreed in writing to keep the information confidential to the same extent that the Receiving Party required under this Agreement to keep such information confidential.

           7.3 Nothing contained herein is intended to prevent either party from using the Research Information to obtain necessary or appropriate regulatory approvals for products developed hereunder.

           7.4 The furnishing of the Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant or license to the Receiving Party under any legal rights now or hereinafter held by the Disclosing Party.

           7.5 The obligations of this Article shall remain in effect during the term of this Agreement and the five (5) year period beginning on the termination date of this Agreement.

           7.6 Neither party shall submit for written or oral publication any manuscript, abstract or the like which includes Information, including without limitation any data or other information relating to ACTIVE COMPOUND or DISCOVERY without first obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld. The contribution of each party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

8.         OWNERSHIP; LICENSE AGREEMENT; PATENT PROSECUTION
           ------------------------------------------------

           8.1 Each party shall have and retain sole and exclusive title to all inventions, discoveries and BI or VP KNOW-HOW which are made, conceived, reduced to practice or generated by its employees, agents, or other persons acting under its authority in the course of or as a result of the collaboration hereunder. Each party shall own a fifty percent (50%) undivided interest (joint ownership) in all such inventions, discoveries and BI or VP KNOW-HOW made, conceived, reduced to practice or generated jointly by employees, agents, or other persons acting, under the authority of both parties in the course of or as a result of the collaboration hereunder.

           8.2  License.
                --------

                8.2.1  Nature of License. It is the parties' intention that
                       ------------------
while pursuing the commercialization of a DEVELOPMENT CANDIDATE hereunder, BI should have exclusive rights to so commercialize such DEVELOPMENT CANDIDATE, and if, under Section 6.5, VP undertakes commercialization of such DEVELOPMENT CANDIDATE that it have exclusive rights

Confidential                                                                  14
to so commercialize such DEVELOPMENT CANDIDATE. To implement such arrangement, the parties hereby grant or agree to grant the following licenses:


        8.2.2   Grant of License.
                -----------------
                8.2.2.1  DEVELOPMENT CANDIDATES Commercialized by BI. Subject
                         --------------------------------------------
to Section 8.2.2.2, with respect to PRODUCTS, during the period beginning on the EFFECTIVE DATE and ending at the end of the last to expire ROYALTY PERIOD in the TERRITORY with respect to such PRODUCTS, VP hereby grants to BI and its AFFILIATES (i) an exclusive world-wide royalty-bearing right and license under its interest in PATENTS and KNOW-HOW to conduct the research provided for herein and to make, have made, use, sell, offer to sell and import such PRODUCTS in the FIELD in the TERRITORY and (ii) the right to issue sublicenses to THIRD PARTIES under its interest in the PATENTS and KNOW-HOW to make, have made, use, sell, offer to sell and import such PRODUCTS so long as such THIRD PARTY agrees to be bound by the terms and conditions of this Agreement. At the end of the last to expire ROYALTY PERIOD said right and license shall be fully paid up.

                8.2.2.2  DEVELOPMENT CANDIDATES Commercialized by VP. If at
                         --------------------------------------------
any time before or after the TERM OF Agreement and from time to time, VP undertakes the commercialization of a PRODUCT subject to Sections 2.7 and 2.8, then BI shall grant to VP for the ROYALTY Period an exclusive world-wide royalty-bearing right and license under its interest in PATENTS and KNOW-HOW to make, have made, use, sell, offer to sell and import such PRODUCTS in the FIELD in the TERRITORY and (ii) the right to issue sublicenses to THIRD PARTIES under its interest in the PATENTS and KNOW-HOW to make, have made, use, sell, offer to sell and import such PRODUCTS so long as such THIRD PARTY agrees to be bound by the terms and conditions of this Agreement. At the end of the last to expire ROYALTY PERIOD said right and license shall be fully paid up.

        8.3     Patent Prosecution.
                -------------------

                8.3.1 Each party shall promptly notify the other upon the making, conceiving or reducing to practice of any invention or discovery referred to in Section 8.1. With respect to any such invention,

                8.3.1.1 BI shall have the first right, using in-house or its usual outside legal counsel, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries made jointly by BI and VP, in countries of BI's choice throughout the world; provided BI shall use reasonable efforts to obtain patent protection in the United States, under the European Patent Convention and in Japan. VP shall be designated as a joint owner on jointly owned inventions. BI shall bear all costs and expenses with respect to such preparation, filing, prosecution, maintenance and extension. BI shall solicit VP's advice and review of the nature and text of any joint patent applications and prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and BI shall take into account VP's comments related thereto.

                8.3.1.2 Each of BI and VP shall have the first right, using in-house or outside legal counsel selected at their respective sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries owned in whole by such party in countries of such party's choice throughout the world, for which such party shall bear all costs and expenses.

Confidential                                                                  15

                8.3.2 If either party to this Agreement elects not to file, prosecute or maintain such PATENT applications or ensuing PATENTS or claims encompassed by such PATENT applications or ensuing PATENTS in any country, each party shall give the other party notice thereof within a reasonable period prior to allowing such PATENT applications or PATENTS or such certain claims encompassed by such PATENT applications or PATENTS to lapse or become abandoned or unenforceable, and the other party shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain PATENT applications and PATENTS or divisional applications related to such claims encompassed by such PATENT applications or PATENTS concerning all such inventions and discoveries in countries of its choice throughout the world.

                8.3.3 In the event of the institution of any suit by a THIRD PARTY against BI, VP or a sublicensee for PATENT infringement involving the manufacture, use, sale, distribution or marketing of PRODUCTS, the party sued shall promptly notify the other party in writing. BI and VP shall assist one another and cooperate in any such litigation at the other's request without expense to the requesting party.

                8.3.4 If either party declines to continue a PATENT effort and the other party elects to continue a PATENT effort at its cost, the declining party shall grant exclusive rights to the electing party and shall transfer its rights in the Joint PATENT Right in question and associated Joint Technology to the electing party. The cost of any such exclusivity or transfer shall be borne by the electing party. Prior to such transfer a joint owner shall not exercise its joint ownership rights or undivided interest outside the specific licensing provisions as set forth hereinabove.

                8.3.5 Notwithstanding the provisions of Section 8.3.1.1, each party shall, at its own expense, provide reasonable assistance to the other party to facilitate filing of all PATENT applications covering inventions referred to in Section 8.1 and shall execute all documents deemed necessary or desirable therefor.

                8.3.6 In the event of the institution of any suit by a THIRD PARTY against BI, VP or their sublicensees for PATENT infringement involving the DISCOVERY, the party sued shall promptly notify the other party in writing.

9.   PAYMENTS AND RECORD-KEEPING.
     ----------------------------

     9.1  Quarterly Payments. During the ROYALTY PERIOD, within 60 days after
          -------------------
the end of each calendar quarter in which royalties are payable by a party hereto (a "Royalty Paying Party"), the Royalty Paying Party shall deliver to the other party a true accounting of all NET SALES, as applicable during such quarter and shall at the same time pay all royalties due in accordance with this
Section 9.1. Such accounting shall show the other party NET SALES, as applicable in the TERRITORY and a calculation of royalties with respect thereto, including the calculation of all adjustments. Within sixty (60) days after the end of each calendar quarter, the Royalty Paying Party shall pay to the other party all royalties that became payable under this Agreement during such quarter. If royalties are not received by the other party when due, the Royalty Paying Party shall pay to the other party interest charges at a rate of [xxxxxxxxxxxxxxxx] simple interest per annum. Interest is calculated from the date payment was due until actually received by the other party.

     9.2  Exchange Rate; Blocked Funds. All payments under this Agreement shall
          -----------------------------
be made in United States dollars. If a Royalty Paying Party receives payment for PRODUCTS in currency other than U.S. dollars, payments payable to the other party shall be computed using the exchange rate and exchange modality customarily used by the Royalty Paying Party on the date that the payment to the other party is actually collected from the third party. In the event that either party is prohibited or restricted from paying royalties by reason of the laws or currency regulations of a country (Blocked Funds), the Royalty Paying Party shall promptly notify the other party thereof.

                                                                              16

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

The other party shall advise the Royalty Paying Party in writing of the legal means by which the Blocked Funds should be disposed in that country, including, without limitation, the deposit of Blocked Funds in a bank or similar institution in that country or the payment of the Blocked Funds to a person or persons in that country. The Royalty Paying Party shall receive a royalty credit payable under Section 2 of this Agreement in the amount of any Blocked funds paid in accordance with the other party's written direction.

        9.3  Record Keeping and Auditing. Each party shall maintain complete and
             ---------------------------
accurate records (the "Records") containing all information necessary for a determination of the amounts payable to either party under this Agreement. The Records for each calendar quarter shall be maintained for three (3) years after such quarter. Upon written request by a party, the other party shall provide such party or independent certified public accountants retained and paid for by such party access to the Records not more than once every calendar year solely for the purpose of verifying such party's compliance with its payment obligations under this Agreement.

        9.4  Withholding Taxes.
             ------------------
             9.4.1 If required by law, each party shall deduct any withholding taxes and other statutory duties from the royalties and fees agreed upon under this Agreement and pay them to proper tax authorities required by law applicable at the date of payment. The Royalty Paying Party shall maintain official receipts of payment of any withholding taxes and forward these receipts to the other party.

             9.4.2 The parties will exercise their best efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of the current or any future double taxation agreement between the USA, the Federal Republic of Germany, and any other relevant countries.

             9.4.3 For payments made by BI, according to German Law this reduction requires that the German Bundesamt fur Finanzen issues a certificate of tax exemption. The competent tax authority of VP shall certify that VP is resident of the USA on the Application For Tax Exemption using the full address of VP including street name and building number. Every three years VP shall submit unsolicited a new Application For Tax Exemption, which complies with the above mentioned prerequisites.

10.  USE OF NAMES AND TRADEMARKS.  Nothing in this Agreement confers to either
     ----------------------------
party, the right to use any name, trade name, trademark, or other designation (including contraction, abbreviation or simulation of any name, trade name, trademark or other designation) of the other party in advertising, publicity, or other promotional activities.

11.  INDEMNIFICATION
     ---------------
     11.1  Indemnification. Each party shall indemnify and hold harmless the
           ----------------
other party, its affiliates and their respective officers, agents and employees (collectively, the "Indemnified Parties"), from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including reasonable attorney's fees) (individually, a "Liability" and collectively, the "Liabilities") which results from or arises out of:

           11.1.1 the DEVELOPMENT, use, manufacture, promotion, sale, distribution or other disposition of any PRODUCTS by such party, its AFFILIATES, assignees, vendors, sublicensees or other non-affiliates, including all claims for personal injury, death or property damage arising from any of the foregoing;

Confidential

           11.1.2 failure to comply with any regulation of the FDA or similar domestic or foreign regulatory authority applicable to a PRODUCT;

           11.1.3 breach by the other party of any license provisions contained in this Agreement;

           11.1.4 the enforcement by the Indemnified Party of its rights to be indemnified under this Section; and

           11.1.5 the indemnification obligation shall not apply to the extent that a liability results or arises from the willful conduct of the Indemnified Party.

     11.2  Procedures. The Indemnified Party shall promptly notify the
           -----------
Indemnifying Party (the "Indemnitor") of any claim or action (the "Claim") giving rise to a Liability. The Indemnitor shall have the right to approve settlement of the Claim, provided that the Indemnified Party shall have the right to control the defense or settlement of any Claim which included provisions other than the payment of money that could have a material and adverse impact on the business of the Indemnified Party. The Indemnified Party shall cooperate reasonably, assist and give all necessary authority and reasonably required information. Neither party shall settle or compromise any such claim or action in a manner that imposes any restrictions, obligations or grant any rights to the PATENTS and the KNOW-HOW on the other party without the written consent of the other party. The indemnification rights of the Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise.

12.  PATENT NOTICES, ETC.  All PRODUCTS shipped to and/or sold in other
     --------------------
countries shall be marked and labeled in such a manner as to conform with all applicable laws of the country where such PRODUCTS are sold.

13.  COMPLIANCE WITH LAWS.  Each party shall comply with all prevailing laws,
     ---------------------
rules and regulations pertaining to the DEVELOPMENT, testing, manufacture, marketing and import or export of PRODUCTS. Each party shall comply with all United States laws and regulations controlling the export of commodities and technical data, and shall be solely responsible for any violation thereof by each party. Each party shall comply with all FDA regulations applicable to each PRODUCT. In addition, each party shall promptly notify the other party of any information within its's possession that is not known to the other party concerning any serious or unexpected side effect, injury, toxicity or sensitivity reaction or any unexpected incidence and the severity thereof associated with the uses, studies, field trials, investigations, test and marketing of a PRODUCT.

14.  TERM AND TERMINATION
     --------------------

     14.1  TERM. At the end of the TERM, this Agreement may be extended for
           ----
additional successive one year terms, in the following manner: VP will provide BI with written notice, no later than one hundred eighty (180) days before the end of the then current term, of VP's desire to extend the Agreement. BI will provide written notice to VP no later than ninety (90) days prior to the end of the then current term of BI's desire to extend the Agreement. Upon either such notice, the parties will negotiate mutually acceptable terms for the extension of the Agreement. If mutually agreeable terms are not reached by the end of the term, the Agreement will terminate.

     14.2  Termination.
           ------------
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                                                                           18

        14.2.1  Material Breach. Either party may terminate this Agreement for a
                ---------------
material breach by the other party by giving the breaching party written notice, specifying the breach relied on, and giving the breaching party thirty (30) days to cure such breach. If the default has not been cured at the end of the thirty
(30) day period, then, upon notice thereof to the breaching party by the other, this Agreement shall terminate.

        14.2.2  Bankruptcy. Upon the occurrence of a BANKRUPTCY EVENT by either
                ----------
party, the other party may immediately terminate this Agreement with no liability whatsoever to the first party, subject to relevant legislation.

        14.2.3  Emergency Termination of Discovery. Either party may terminate
                ----------------------------------
the DISCOVERY under this Agreement immediately upon delivering written notice to the other party if continuing the DISCOVERY would violate any local, state or federal law.

  14.3  Rights and duties upon termination.
        ----------------------------------

        14.3.1 Any termination of this Agreement will have no effect on performance obligations or amounts to be paid which have accrued up to the date of such termination.

        14.3.2  Survival. Sections 2.4 (Royalties to VP), 2.5 (Royalties to BI),
                --------
2.7 (Sublicense Royalties), 2.8 (License from THIRD PARTY), 6.4 (Right to use Assays and Reagents), 6.5 (Transfer of DEVELOPMENT CANDIDATE), Articles 7 (Exchange of Information Confidentiality), 8 (Ownership; License; PATENT Prosecution), 9 (Payments and Record Keeping), 10 (Trademarks), 11 (Indemnification), 12 (PATENT Notices), 13 (Compliance with Laws), 15 (Warranties), 16 (Force Majeure), 17 (Governing Law), 18 (Arbitration), 19 (Waiver of Breach), 20 (Severability), 21 (Entire Agreement), 22 (Independent Contractors), 23 (Notices), 24 (Assignment) and any definitions hereunder applicable to such Sections and Articles shall survive termination of this Agreement and shall continue for their respective stated periods of time or if no such period is stated until the last to expire ROYALTY PERIOD in the TERRITORY.

        14.3.3 Termination of the Agreement in accordance with the provisions hereof shall not limit remedies which may be otherwise available in law or equity.

15.  WARRANTIES AND REPRESENTATIONS.  Each party represents and warrants to the
     ------------------------------
other that (i) it has the authority and right to enter into this Agreement and
(ii) its execution, delivery and performance of this Agreement will not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound.

16.  FORCE MAJEURE.  Neither party shall be liable for failure to perform or for
     -------------
delay in performing any provision of this Agreement that such party is required to perform, if such failure or delay is caused by labor disputes, lack of supply of materials through no fault of such party, an act of God, riot, fire, explosion, flood, hostilities of war, executive legislation or administrative order, restriction or controls of any governmental agency, or other conditions reasonably beyond the control of such party. However, if any such cause results in a delay in performance of this Agreement by either party by more than sixty
(60) days, then the parties shall meet and discuss what, if any, modifications of the terms of the Agreement may be required in order to arrive at an equitable solution.

17.  GOVERNING LAW.  This Agreement shall be governed by and construed,
     -------------
interpreted, enforced and applied in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any conflicts of laws principles thereof.

Confidental                                                                   19

18.  ARBITRATION.  Any dispute between the parties, other than a question
     -----------
relating to patent validity, which arises under this Agreement, or is otherwise related to this Agreement and which cannot be resolved by good faith negotiation between the parties within sixty (60) days shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), except as modified by this Section. The number of arbitrators shall be three. The arbitration proceeding shall be conducted in the English language. Any arbitration proceeding shall be brought in New York City unless the parties agree in writing to conduct the arbitration in another location. The arbitration decision shall be binding and not be appealable to any court in any jurisdiction. The prevailing party may enter such decision in any court having competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared except that if, in the opinion of the arbitrator, any claim by a party hereto or any defense or objection thereto by the other party was unreasonable, the arbitrator may in its discretion assess as part of the award all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and expenses of the arbitrator against the party raising such unreasonable claim, defense or objection.


19.  WAIVER OF BREACH.  The failure of either party at any time or times to
     ----------------
require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.


20.  SEVERABILITY.  In the event any provision of this Agreement shall be held
     ------------
illegal, void or ineffective, the remaining portions hereof shall remain in full force and effect so long as such remaining portions do not materially change the intent of this Agreement or the rights or obligations of the parties hereunder. If any of term or provision of this Agreement is in conflict with any applicable statute or rule of law in any jurisdiction, then such term or provision shall be deemed inoperative in such jurisdiction to the extent of such conflict and the parties will renegotiate the affected terms and conditions of this Agreement to resolve any inequities. It is the intention of the parties that, if any court or other tribunal construes any provision or clause of this Agreement, or any portion thereof, to be illegal, void or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area or matter of such provision and enforce such provision in its reduced form.


21.  ENTIRE AGREEMENT; AMENDMENT.  This Agreement and any Exhibits or Appendices
     ---------------------------
hereto entered into as of the date written above, constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all previous writings and understandings. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the parties, except that the parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.


22.  INDEPENDENT CONTRACTORS.  The parties hereto are independent contractors.
     -----------------------
This Agreement shall not be deemed to establish a joint venture between BI and VP, nor shall any principal agent or employer-employee relationship exist between BI and VP. Neither party shall have the authority to make commitments for or to bind the other party to any obligation to THIRD PARTIES.

Confidental                                                                   20

23.  NOTICES.  All notices given or requests made under this Agreement shall be
     -------
in writing and shall be delivered by hand or a reputable express delivery service, mailed by certified or registered mail with a return receipt requested or sent by fax to the party for which it is intended at its address or fax number as set forth below, or at such other addresses or fax number as the addressee may have designated to the other party.

     BI:
     Boehringer Ingelheim Pharmaceuticals, Inc.
     900 Ridgebury Road
     Ridgefield, CT 06877
     FAX No. (203) 791-6180
     Attention: Vice President Legal Affairs

     cc:
     Bio-Mega/Boehringer Ingelheim Research Incorporated
     2100 Rue Cunard
     Laval, Quebec, Canada  H7S2G5 FAX No.  (514) 682-8434
     Attention:  President and CEO

     Boehringer Ingelheim International GmbH
     Postbox 200
     D-55216 Ingelheim/Rhein
     Germany FAX No.  ###-##-####/77-4080
     Attention:  Corporate Legal Department

     VP:
     ViroPharma, Inc.
     76 Great Valley Parkway
     Malvern, Pennsylvania  19355
     FAX No.  (610) 651-0588
     Attention:  Business Development Department

24.  ASSIGNMENT.  This Agreement and the licenses herein granted shall be
     ----------
binding upon and inure to the benefit of the successors in interest of the respective parties. Neither this Agreement nor any interest hereunder shall be assignable by either party without the written consent of the other provided, however, BI or VP may assign this Agreement or any right hereunder to any AFFILIATE or to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates, without obtaining the consent of the other party unless such other party can establish that such assignment would have a materially adverse effect upon the DEVELOPMENT, commercialization or competitive position of PRODUCTS, or would otherwise be materially adversely effect the business of such other party.

25.  COUNTERPARTS.  This Agreement shall become binding as of the EFFECTIVE DATE
     ------------
when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon but all of which together shall constitute but one and the same instrument.

Confidental                                                                   21

        IN WITNESS WHEREOF, the parties, through their authorized of officers, have executed this Agreement as of the date first written above.

Boehringer Ingelheim Pharmaceuticals, Inc.                         VIROPHARMA,INC.

/S/ Holger Huels                                                   /S/ Claude H. Nash. Ph.D
------------------------------                                     -----------------------------
By: Holger Huels                                                   By:  Claude H. Nash, Ph.D.
Title:  Senior Vice President of Finance and Treasurer             Title:  President and CEO

Date: 07/23/96                                                     Date: 7/22/96
     ----------                                                          --------

Confidental                                                                   22

                                  APPENDIX I



                  ASSAYS, REAGENTS, COMPOUNDS AND TECHNOLOGY
                            TO BE TRANSFERRED TO BI


                                  [REDACTED]

Confidential                                                                  23

                                  APPENDIX II


                               SECONDARY ASSAYS


                                  [REDACTED]

Confidential

                                 APPENDIX III


                                 RESEARCH PLAN

                                  [REDACTED]

Confidential
                                                                              25